UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2026

enGene Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	001-41854	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4868 Rue Levy, Suite 220
Saint-Laurent, Quebec, Canada		H4R 2P1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 514 332-4888

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ENGN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Common Share, at an exercise price of $11.50 per Share	ENGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment to Amended and Restated Loan and Security Agreement

On January 20, 2026 (the “Closing Date”), enGene Holdings Inc. (the “Company”, and together with its subsidiaries enGene Inc. and enGene USA, Inc., collectively, the “Borrower”) entered into a Second Amendment (the “Second Amendment”) to its Amended and Restated Loan and Security Agreement, dated December 22, 2023, by and among the Borrower, Hercules Capital, Inc., as agent and lender (“Hercules”) and the several banks and other financial institutions or entities (with Hercules, the “Lenders”) from time to time parties thereto (as previously amended by the First Amendment to Amended and Restated Loan and Security Agreement, dated December 18, 2024, the “Prior Loan Agreement”; the Prior Loan Agreement as amended by the Second Amendment, the “Amended Loan Agreement”). The Second Amendment modified the Prior Loan Agreement to, amongst other things: (i) increase the term loan facility from $50 million up to $125 million to be made available to the Company upon the achievement of certain milestones, (ii) extend the maturity date of the facility, and (iii) provide for certain other updates.

The Amended Loan Agreement provides for up to $125 million available for advances in multiple tranches (the “2026 Term Loans”), as follows: (i) an initial term loan advance (the “2026 Tranche 1 Advance”) of $25 million to refinance in full the term loans outstanding under the Prior Loan Agreement, which advance was issued to the Borrower on the Closing Date; (ii) an aggregate principal amount of up to $35 million, subject to the achievement of the Clinical Milestone (as defined in the Amended Loan Agreement) and satisfaction of certain other conditions precedent, and continuing through March 31, 2027; (iii) an aggregate principal amount of up to $20 million. subject to the achievement of the specified Approval Milestone (as defined in the Amended Loan Agreement) and continuing through the earlier of (x) 90 days following the Approval Milestone and (y) December 15, 2027; (iv) an aggregate principal amount of up to $20 million. subject to the achievement of the specified Commercial Milestone (as defined in the Amended Loan Agreement) and continuing through the earlier of (x) 90 days following the Commercial Milestone and (y) December 15, 2028; and (v) an uncommitted tranche subject to the Lenders’ investment committee approval and satisfaction of certain other conditions precedent, pursuant to which the Borrower may request from time to time up to and including the Amortization Date (as defined in the Amended Loan Agreement) that the Lenders make additional term loan advances to the Borrower in an aggregate principal amount of up to $25 million.

The 2026 Term Loans mature on January 1, 2030 (the “2026 Term Loan Maturity Date”). The Borrowers are required to pay to the Lenders upon the earlier of (i) the 2026 Term Loan Maturity Date; (ii) payment in full of the 2026 Term Loans; or (iii) the date that the Secured Obligations (as defined in the Amended Loan Agreement) become due and payable, an end of term fee equal to 5.95% of the aggregate principal amount of the advances made for 2026 Term Loans. Advances under each tranche are subject to a facility charge, ranging from 0.50% to 0.75% of the aggregate principal amount advanced. The 2026 Term Loans bear cash interest payable monthly at an annual rate equal to the greater of (a) the prime rate of interest as reported in the Wall Street Journal plus 2.25% (capped at 10.25%) and (b) 9.25%.

Under the Amended Loan Agreement, the Borrower has granted Hercules a security interest senior to any current and future debts and to any security interest in all of the Borrowers’ right, title, and interest in, to and under all of the Borrowers’ personal property and other assets, including Intellectual Property (as defined in and further described in the Amended Loan Agreement), subject to limited exceptions, in order to secure its obligations thereunder.

The Amended Loan Agreement also includes certain other updates, as further described in the Second Amendment. Except as modified by the Second Amendment, all other material terms and conditions of the Amended Loan Agreement remain unchanged and in full force and effect.

The foregoing description of the Amended Loan Agreement and the Second Amendment is qualified in its entirety by reference to the Second Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

2026 Warrants

In connection with the Second Amendment, the Company also agreed to issue to the Lenders in connection with each advance of 2026 Term Loans warrants (the “2026 Warrants”) to purchase that number of the Company’s common shares as shall be equal to 1.50% of the aggregate principal amount of such 2026 Term Loan advance divided by the 2026 Warrant per share exercise price of $9.18 (which exercise price equals the three-day volume weighted average price for the three (3) trading days preceding the Closing Date and is subject to customary adjustments under the terms of the 2026 Warrants). Each 2026 Warrant is exercisable for a period of seven years from issuance. On the Closing Date, the Company issued to the Lenders an aggregate number of 40,850 2026 Warrants reflecting each Lender’s pro rata commitments under the Amended Loan Agreement in connection with the 2026 Tranche 1 Advance (the “2026 Closing Date Warrants”). Any 2026 Warrants which are subsequently issued following the Closing Date shall be substantially in the form of the 2026 Closing Date Warrants.

Under the terms of the Second Amendment, the maximum number of 2026 Warrants and resultant underlying common shares of the Company that can be issued is 204,248 (i.e. 1.50% of the $125,000,000 total commitment amount divided by the exercise price of

$9.18 price specified in the 2026 Closing Date Warrant), assuming no adjustments are made under the terms of the 2026 Warrants and further assuming the full amount of 2026 Term Loans are drawn.

The foregoing description of the 2026 Warrants is qualified in its entirety by reference to the form of 2026 Closing Date Warrant attached as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

The 2026 Closing Date Warrants were issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
4.1	Form of 2026 Closing Date Warrant to Purchase Common Shares of enGene Holdings Inc.*
10.1

Second Amendment, dated January 20, 2026, to Amended and Restated Loan and Security Agreement dated December 22, 2023, by and among enGene Holdings Inc., enGene Inc. and enGene USA, Inc., as borrower, Hercules Capital, Inc., as agent and lender, and the lenders from time to time party thereto, as amended.*†+

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

† Certain of the exhibits and schedules to these exhibits have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

+ Portions of this exhibit are redacted in accordance with Regulation S-K Item 601(b)(10)(iv).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGENE HOLDINGS INC.

Date:	January 21, 2026	By:	/s/ Ryan Daws
Name: Ryan Daws Title: Chief Financial Officer